Exhibit 3.59

982089026	O-0319883 FILED 11:31AM AUG 08 1998 EFFECTIVE ELAINE MARSHALL SECRETARY OF STATE NORTH CAROLINA

ARTICLES OF RESTATEMENT

OF

CAROLINA RADIATION AND CANCER TREATMENT CENTER, P.A.

Pursuant to Section 55-10-07 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following for the purposes of amending and restating its Articles of Incorporation:

1.                                       The name of the corporation is Carolina Radiation and Cancer Treatment Center, P.A.

2.                                       The text of the Amended and Restated Articles of Incorporation of Carolina Radiation and Cancer Treatment Center, P.A. is attached hereto.

3.                                       The attached Amended and Restated Articles of Incorporation contain an amendment requiring shareholder approval. The Amended and Restated Articles of Incorporation were approved by the shareholder of the corporation, as required by Chapter 55 of the North Carolina General Statutes.

4.                                       These Articles will be effective upon filing. This the 20th day of July, 1998.

CAROLINA RADIATION AND CANCER TREATMENT CENTER, P.A.

By:	/s/ Gordon G. Koltis
Gordon G. Koltis, M.D., President

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

CAROLINA RADIATION AND CANCER TREATMENT CENTER, P.A.

WHICH IS CHANGING ITS NAME TO

CAROLINA RADIATION AND CANCER TREATMENT CENTER, INC.

The undersigned corporation hereby executes these Amended and Restated Articles of Incorporation for the purpose of amending and restating in their entirety the original Articles of Incorporation and all amendments thereto:

1.                                       The name of the corporation is Carolina Radiation and Cancer Treatment Center, Inc.

2.                                       The corporation shall have the authority to issue 100,000 shares of stock, all of one class.

3.                                       The street and mailing address of the registered office of the corporation is 204 Arlington Blvd., Suite B, Greenville, Pitt County, North Carolina 27858; and the name of the registered agent at such address is Gordon G. Koltis, M.D.

4.                                       The purposes for which the corporation is organized are to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.

IN WITNESS WHEREOF, these Articles are executed by the President of the corporation, this 20th day of July, 1998.

CAROLINA RADIATION AND CANCER TREATMENT CENTER, INC.

By:	/s/ Gordon G. Koltis
Gordon G. Koltis M.D., President

Prepared by and return to:

A. Rexford Willis, III

For the firm of

Ward and Smith, P.A.

1001 College Court

Post Office Box 867

New Bern, North Carolina 28563-0867

Telephone: (252) 633-1000

Facsimile: (252) 636-2121